Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS THIRD-QUARTER NET EARNINGS PER DILUTED SHARE

FROM CONTINUING OPERATIONS OF $0.42, INCLUDING

NSC TRANSACTION COSTS OF $0.03

INCORPORATES EXPECTED NSC CONTRIBUTION INTO

2011 FINANCIAL GUIDANCE

NASHVILLE, Tenn. — (October 25, 2011) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter ended September 30, 2011. Revenues for the quarter rose 11% to $195,934,000 from $176,343,000 for the third quarter of 2010. Net earnings from continuing operations attributable to AmSurg common shareholders were $13,069,000, or $0.42 per diluted share, for the third quarter of 2011 compared with $12,844,000, or $0.42 per diluted share, for the third quarter of 2010. As anticipated, the results for the third quarter of 2011 included an incremental negative impact of $0.01 per diluted share from the revision of the Medicare payment system for ASCs, as well as transaction costs of $0.03 per diluted share related to the National Surgical Care (“NSC”) transaction.

Revenues for the first nine months of 2011 increased 8% to $563,534,000 from $520,068,000 for the first nine months of 2010. Net earnings from continuing operations attributable to AmSurg common shareholders were $37,502,000, or $1.20 per diluted share, for the first nine months of 2011 compared with $37,961,000, or $1.24 per diluted share, for the same period in 2010. The results for the first nine months of 2011 included an incremental negative impact of $0.04 per diluted share from the revision of the Medicare payment system for ASCs, $0.05 per diluted share for NSC transaction costs, and $0.07 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility in May 2010 and a higher effective tax rate.

Mr. Holden remarked, “Our third-quarter results, which included a 1% increase in same-center revenue, indicate that the tenor of our business has improved over the past year, despite the continued impact of the weak national economy and persistent high unemployment. The 11% increase in comparable-quarter revenues was produced primarily by 9% growth in procedures, as well as by a 3% increase in revenue per procedure, which reflected an increasing multi-specialty component in procedure mix. Most of our procedure growth resulted from centers acquired since the third quarter last year.

“Our EBITDA less noncontrolling interests was 16.2% of revenues for the third quarter of 2011, compared with 17.9% for the third quarter of 2010. The NSC transaction costs

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AMSG Reports Third-Quarter Results

October 25, 2011

accounted for approximately 70 basis points of this decline, with the remainder primarily due to the revision to the Medicare payment system for ASCs. Partially offsetting the NSC transaction costs for the third quarter, the NSC centers acquired on September 1, 2011 contributed approximately $0.01 per diluted share to net earnings from continuing operations attributable to AmSurg common shareholders for the quarter.

“The NSC transaction brought 17 new centers to AmSurg, including 15 multi-specialty centers and two gastroenterology centers. Because of our minority ownership position in the two GI centers, their operations have not been consolidated into our financial results. One multi-specialty center is being held for potential sale under a change in control provision and is, therefore, included in our statistics for the third quarter as both an acquired center and a discontinued operation. In addition to the NSC transaction, we acquired two other centers during the third quarter and disposed of a center through an asset sale after its operations had been relocated. Through the first nine months of 2011, we have added eight non-NSC centers, including seven through acquisition and one de novo center. We completed the third quarter with five centers under letter of intent and one center under development, which is expected to open in 2012.

“Net cash flows from operating activities were $62.6 million for the third quarter of 2011 compared with $57.9 million for the third quarter last year. Excluding distributions to noncontrolling interests, net cash flows from operations increased to $26.5 million for the latest quarter, which is 2 times net earnings from continuing operations attributable to AmSurg common shareholders, from $24.8 million for the third quarter of 2010. At September 30, 2011, the ratio of total debt to EBITDA, as calculated under our credit agreement, was 2.8, we had cash and cash equivalents of $35.8 million and our availability under our revolving credit facility was $129.5 million.

“We have previously discussed our expectation that the NSC transaction will be accretive to our established financial guidance for 2011, in a range of $0.02 to $0.03 per diluted share, excluding transaction costs, which are now expected to total approximately $0.09 per diluted share for 2011. We today update our previously established guidance for 2011 to include the impact of the NSC transaction, and we establish our guidance for the fourth quarter of 2011, as follows:

•	Revenues in a range of $770 million to $780 million for 2011, compared with the previous range of $740 million to $770 million.

•	Same-center revenue increase of 1% for 2011, compared with the previous range of 0% to 1%.

•	The addition of 18 to 20 new centers for the year, not including the net 16 centers acquired in the NSC transaction.

•

Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $95 million to $100 million for 2011, compared with the previous range of $90 million to $95 million.

•	Adjusted net earnings from continuing operations per diluted share attributable to common shareholders for 2011 in a range of $1.69 to $1.71 and net earnings from

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AMSG Reports Third-Quarter Results

October 25, 2011

continuing operations per diluted share attributable to common shareholders in a range of $1.60 to $1.62. Adjusted net earnings exclude NSC transaction costs of approximately $0.09 per diluted share, while both adjusted net earnings and net earnings include a negative $0.05 per diluted share impact from the effect of the revised Medicare payment system and a negative $0.07 per diluted share impact from higher interest costs related to the refinancing of our revolving credit facility and the higher effective tax rate.

•

Adjusted net earnings from continuing operations per diluted share attributable to common shareholders for the fourth quarter of 2011 in a range of $0.45 to $0.47 and net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.41 to $0.43. Adjusted net earnings exclude NSC transaction costs of approximately $0.04 per diluted share, while both adjusted net earnings and net earnings include a negative $0.01 per diluted share impact from the effect of the revised Medicare payment system revision.”

Please see page 9 for a reconciliation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders and net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders.

Mr. Holden concluded, “While we are cautious about the continuing negative effect of the weak economic environment and continuing high unemployment, the NSC transaction, which is expected to contribute to earnings for 2012 in a range of $0.09 to $0.13 per diluted share, is one of several factors that position AmSurg to produce stronger results for 2012. We have also cycled the negative comparable-quarter impact of our refinancing at the end of May 2010, which reduced earnings per diluted share for the first half of 2011 by approximately $0.07. In addition, with the 2011 completion of reductions in Medicare rate reimbursement, which are expected to lower 2011 earnings by $0.05 per diluted share, we face no scheduled reduction in Medicare rates in 2012 for the first time in four years. We further expect that our acquisitions of non-NSC centers during 2011 will produce a significantly more positive financial impact during 2012 than during their partial year as AmSurg centers in 2011.”

The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation

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AMSG Reports Third-Quarter Results

October 25, 2011

Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; adverse impacts on the Company’s business associated with current and future economic conditions; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk from an unpredictable impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; and potential liability relating to the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At September 30, 2011, AmSurg owned and operated 225 centers and had one center under development.

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AMSG Reports Third-Quarter Results

October 25, 2011

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(Dollars in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Statement of Earnings Data:	2011	2010	2011	2010

Revenues	$195,934	$176,343	$563,534	$520,068
Operating expenses:
Salaries and benefits	60,841	53,350	173,943	155,594
Supply cost	25,431	23,155	72,466	67,923
Other operating expenses	43,370	36,918	122,039	111,539
Depreciation and amortization	6,559	6,975	18,661	18,498

Total operating expenses	136,201	120,398	387,109	353,554

Equity in earnings of unconsolidated affiliates	147	—	147	—

Operating income	59,880	55,945	176,572	166,514

Interest expense	3,599	4,040	11,175	9,071

Earnings from continuing operations before income taxes	56,281	51,905	165,397	157,443

Income tax expense	8,486	7,644	25,749	25,165

Net earnings from continuing operations	47,795	44,261	139,648	132,278

Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax	(59)	971	358	3,094
Loss on disposal of discontinued interests in surgery centers, net of income tax	(119)	(97)	(1,384)	(97)

Net (loss) earnings from discontinued operations	(178)	874	(1,026)	2,997

Net earnings	47,617	45,135	138,622	135,275

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	34,726	31,417	102,146	94,317
Net (loss) earnings from discontinued operations	(235)	600	27	2,001

Total net earnings attributable to noncontrolling interests	34,491	32,017	102,173	96,318

Net earnings attributable to AmSurg Corp. common shareholders	$13,126	$13,118	$36,449	$38,957

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$13,069	$12,844	$37,502	$37,961
Discontinued operations, net of income tax	57	274	(1,053)	996

Net earnings attributable to AmSurg Corp. common shareholders	$13,126	$13,118	$36,449	$38,957

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.43	$0.42	$1.23	$1.26
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	—	0.01	(0.03)	0.03

Net earnings attributable to AmSurg Corp. common shareholders	$0.43	$0.43	$1.20	$1.29

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.42	$0.42	$1.20	$1.24
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	—	0.01	(0.03)	0.03

Net earnings attributable to AmSurg Corp. common shareholders	$0.42	$0.43	$1.17	$1.27

Weighted average number of shares and share equivalents (000’s):
Basic	30,436	30,251	30,424	30,234
Diluted	31,162	30,620	31,174	30,664

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AMSG Reports Third-Quarter Results

October 25, 2011

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Operating Data:	2011	2010	2011	2010

Continuing centers in operation at end of period (consolidated)	223	199	223	199
Continuing centers in operation at end of period (unconsolidated)	2	—	2	—
Average number of continuing centers in operation (consolidated)	214	199	208	197
New centers added during the period	19	2	25	4
Centers discontinued during the period	2	—	6	—
Centers under development/not opened at end of period	1	1	1	1
Centers under letter of intent at end of period	5	7	5	7
Average revenue per consolidated center	$915	$887	$2,707	$2,643
Same center revenues increase (decrease)	1%	(2%)	1%	(2%)
Procedures performed during the period at consolidated centers	349,036	319,870	1,009,112	937,542
Income tax expense attributable to noncontrolling interests	$193	$198	$497	$597
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$13,069	$12,844	$37,502	$37,961
Add: income tax expense	8,486	7,644	25,749	25,165
Add: interest expense, net	3,599	4,040	11,175	9,071
Add: depreciation and amortization	6,559	6,975	18,661	18,498

EBITDA	$31,713	$31,503	$93,087	$90,695

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports Third-Quarter Results

October 25, 2011

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

Balance Sheet Data:	September 30, 2011	December 31, 2010

Assets

Current assets:
Cash and cash equivalents	$35,839	$34,147
Accounts receivable, net of allowance of $14,161 and $13,070, respectively	86,413	67,617
Supplies inventory	13,996	10,157
Deferred income taxes	281	1,509
Prepaid and other current assets	19,123	18,660
Current assets held for sale	357	866

Total current assets	156,009	132,956

Property and equipment, net	135,403	119,167
Investments in unconsolidated affiliates	10,857	—
Goodwill	1,151,705	894,497
Intangible assets, net	15,551	11,361
Long-term assets held for sale	143	7,897

Total assets	$1,469,668	$1,165,878

Liabilities and Equity

Current liabilities:

Current portion of long-term debt	$9,454	$6,648
Accounts payable	17,077	15,291
Accrued salaries and benefits	20,245	17,952
Other accrued liabilities	6,101	3,136
Current liabilities held for sale	131	536

Total current liabilities	53,008	43,563

Long-term debt	417,390	283,215
Deferred income taxes	108,106	90,089
Other long-term liabilities	20,929	24,404
Noncontrolling interests—redeemable	167,652	147,740
Equity:
Common stock, no par value 70,000,000 shares authorized, 31,289,614 and 31,039,770 shares outstanding, respectively	172,780	171,522
Retained earnings	429,510	393,061
Accumulated other comprehensive loss, net of income taxes	—	(515)

Total AmSurg Corp. equity	602,290	564,068
Noncontrolling interests - non - redeemable	100,293	12,799

Total equity	702,583	576,867

Total liabilities and equity	$1,469,668	$1,165,878

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AMSG Reports Third-Quarter Results

October 25, 2011

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Statement of Cash Flow Data:	2011	2010	2011	2010

Cash flows from operating activities:
Net earnings	$47,617	$45,135	$138,622	$135,275
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	6,559	6,975	18,661	18,498
Net (gain) loss on sale of long-lived assets	(917)	159	(1,280)	159
Share-based compensation	1,591	885	4,762	3,425
Excess tax benefit from share-based compensation	(26)	(12)	(489)	(81)
Deferred income taxes	7,124	5,372	18,584	13,417
Equity in earnings of unconsolidated affiliates, net	(147)	—	(147)	—
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	863	(71)	(671)	(2,953)
Supplies inventory	54	135	121	360
Prepaid and other current assets	(1,026)	(2,075)	1,480	(180)
Accounts payable	1,367	520	(2,370)	(2,253)
Accrued expenses and other liabilities	(795)	437	(2,661)	(1,948)
Other, net	318	412	995	1,037

Net cash flows provided by operating activities	62,582	57,872	175,607	164,756

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(142,826)	(8,414)	(188,500)	(41,615)
Acquisition of property and equipment	(5,029)	(5,969)	(15,332)	(13,500)
Proceeds from the sale of interests in surgery centers	1,205	—	4,574	—

Net cash flows used in investing activities	(146,650)	(14,383)	(199,258)	(55,115)

Cash flows from financing activities:
Proceeds from long-term borrowings	157,541	16,900	230,525	156,589
Repayment on long-term borrowings	(34,691)	(25,381)	(99,543)	(164,537)
Distributions to noncontrolling interests	(36,038)	(33,040)	(103,398)	(98,661)
Proceeds from issuance of common stock upon exercise of stock options	132	141	4,760	683
Repurchase of common stock	—	—	(6,185)	—
Capital contributions and ownership transactions by noncontrolling interests	—	201	698	64
Excess tax benefit from share-based compensation	26	12	489	81
Financing cost incurred	(17)	(38)	(2,003)	(4,440)

Net cash flows provided by (used in) financing activities	86,953	(41,205)	25,343	(110,221)

Net increase (decrease) in cash and cash equivalents	2,885	2,284	1,692	(580)
Cash and cash equivalents, beginning of period	32,954	26,513	34,147	29,377

Cash and cash equivalents, end of period	$35,839	$28,797	$35,839	$28,797

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AMSG Reports Third-Quarter Results

October 25, 2011

AMSURG CORP.

Reconciliation of Non-GAAP Measures to GAAP Measures

(Unaudited)

	For the Three Months		For the Year
	Ending December 31, 2011		Ending December 31, 2011
2011 Guidance:	Low	High	Low	High

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.41	$0.43	$1.60	$1.62
Plus: NSC transaction costs	0.04	0.04	0.09	0.09

Adjusted net earnings from continuing operations attributable to AmSurg Corp. common shareholders (1)	$0.45	$0.47	$1.69	$1.71

(1)	We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes costs incurred in executing the NSC transaction, which are of a nature and significance not generally associated with our historical individual center acquisition activity. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

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